Exhibit 10.3

CONTRACT

Richard Kaiser agrees to provide Director and Corporate Officer services for BioForce Nanosciences Holdings, Inc. yearly, at no cost to the Company, and he continues to provide necessary office space and executive services in aforementioned space at no cost to Company.

/s/ Richard Kaiser

Director/Acting CFO/Secretary

/s/ Merle Ferguson

President/CEO/Chairman

March 1, 2018